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                                                                   Exhibit 10.32

                             Form of Definitive Note

                                                                    $300,000,000

                        NATIONWIDE LIFE INSURANCE COMPANY

                           7.50% Surplus Note due 2031

     NATIONWIDE LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Ohio, promises to pay to Nationwide Financial Services, Inc. or registered assigns, the principal sum of $300,000,000 on the first business day on or after December 17, 2031 on which the Payment Restrictions (as defined on the reverse hereof) are satisfied.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth herein.

     IN WITNESS WHEREOF, NATIONWIDE LIFE INSURANCE COMPANY has caused this Note to be signed by its duly authorized officer and its corporate seal to be affixed hereto or imprinted hereon.

                                     NATIONWIDE LIFE INSURANCE COMPANY


                                     By:
                                         --------------------------------------
                                          Name:  Mark R. Thresher
                                          Title: Senior Vice President-Finance-
                                                 Nationwide Financial

Dated:  December 17, 2001

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                                (Reverse of Note)

                        NATIONWIDE LIFE INSURANCE COMPANY

                           7.50% Surplus Note due 2031

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

     1. Interest. NATIONWIDE LIFE INSURANCE COMPANY ("Nationwide Life"), a life insurance company organized under the laws of the State of Ohio, promises to pay interest on the principal amount of this Note at the rate of 7.50% per annum. Nationwide Life will pay such interest semi-annually on June 17 and December 17 of each year (each, an "Interest Payment Date"), commencing June 17, 2002 (or if later, in each case, on the first business day following such date on which the Payment Restrictions (as defined below) are satisfied) to the holder of this Note at the close of business on the relevant record dates specified in paragraph 2 below. Interest on this Note will accrue from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. Nationwide Life will pay interest on this Note to the holder of this Note on the Interest Payment Date or, if the Payment Restrictions (as defined below) are not satisfied on such Interest Payment Date, on the first business day after such Interest Payment Date on which the Payment Restrictions (as defined below) are satisfied (a "Scheduled Interest Payment Date"). All payments of principal and interest in respect of this Note shall be made to Nationwide Financial Services, Inc.'s account on the date due in U.S. Dollars in immediately available funds.

     3. Payment Restrictions. (a) Notwithstanding anything to the contrary set forth herein, (i) any payment of interest on and principal of this Note (and any payment of the Redemption Price in connection with any redemption of this Note) may be made only with the prior approval of the Superintendent of Insurance of the State of Ohio (the "Superintendent") (ii) any such payment of interest or principal or the Redemption Price (as defined below) may only be made to the extent Nationwide Life has sufficient Surplus Earnings (as such term is used in Section 3901.72 of Title 39 of the Ohio Revised Code) to make such payment of interest or principal or the Redemption Price out of its Surplus Earnings, and
(iii) except as otherwise ordered by the Superintendent, any such repayment of principal, interest on or Redemption Price with respect to this Note may only be made when the surplus of Nationwide Life is sufficient so that the remaining surplus of Nationwide Life will be equal to or greater than the then outstanding aggregate principal amount of this Note and any other surplus notes of Nationwide Life then outstanding (the conditions set forth in the foregoing clauses (i), (ii) and (iii) are referred to herein collectively as the "Payment Restrictions").

     (b) The principal of and interest on this Note shall not be a liability or claim against Nationwide Life, or any of its assets, except as provided in
Section 3901.72 of the Ohio Revised Code.

     4. Optional Redemption. The Note shall be redeemable, in whole or in part, at the option of Nationwide Life at any time or from time to time at a redemption price equal to 100% of the aggregate principal amount to be redeemed with accrued interest payments to the Redemption Date ("Redemption Price"), subject to the prior approval of the Superintendent.

     5. No Recourse Against Others. A director, officer, employee or policyowner, as such, of Nationwide Life shall not have any liability for any obligations of Nationwide Life under this Note or for any claim based on, in respect of or by reason of, such obligations or their creation. The holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

     6. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Ohio without regard to the conflicts of laws rules of such State. The Superintendent's exercise of regulatory authority, including approval of payments on this Note, shall be governed by, and in accordance with, the law of the State of Ohio and the parties hereto shall submit any disputes related to the exercise of such regulatory authority to a court of competent jurisdiction in the State of Ohio (or, if the Superintendent is no longer the primary regulator of the financial condition of Nationwide Life, the law of such jurisdiction of the primary regulator of the financial condition of Nationwide Life).

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